Exhibit 99.1

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION

TRIDENT ACQUISITIONS CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

[_], 2021

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated [_], 2021, in connection with the Special Meeting to be held at 10:00 a.m. Eastern Standard Time on [_], 2021 virtually by means of the internet at [_], and hereby appoints [_] and [_], and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock, of Trident Acquisitions Corp. (the “Company”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement.

TO ATTEND THE VIRTUAL MEETING, YOU MUST HAVE THE CONTROL NUMBER THAT IS LOCATED ON THE REVERSE SIDE OF THIS FORM.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE BUSINESS COMBINATION AND RELATED PROPOSALS CONSISTING OF PROPOSALS 1, 2, 3, 4, 5 AND 6.

IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK, YOU MUST INSTRUCT YOUR BROKER OR BANK ON HOW TO VOTE YOUR SHARES. IF YOU DO NOT PROVIDE SUCH INSTRUCTIONS, YOUR SHARES WILL NOT BE VOTED ON ANY OF THE PROPOSALS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5 AND 6.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING: THE NOTICE AND PROXY STATEMENT ARE AVAILABLE AT [_]

(CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE REVERSE SIDE)

	FOR	AGAINST	ABSTAIN
Proposal 1 – The Business Combination Proposal
To approve and adopt the Business Combination Agreement, dated as of February 21, 2021, pursuant to which the Company will engage in the Business Combination with AutoLotto, Inc.	☐	☐	☐

The Charter Proposals
Proposal 2A – To approve the change of the Company’s name to “Lottery.com” and remove certain provisions related to its status as a special purpose acquisition company.	☐	☐	☐

Proposal 2B – To approve the increase in the Company’s authorized common stock to [_] shares.	☐	☐	☐

Proposal 2C – To approve the increase of the Company’s authorized shares of preferred stock to [_] shares.	☐	☐	☐

Proposal 2D – To approve the prohibition of stockholders acting by written consent.	☐	☐	☐

Proposal 2E – To approve provisions in the proposed certificate that provide that, from and after the first date on which certain stockholders cease to beneficially own (directly or indirectly) more than [40][50]% of the voting power of the outstanding shares of the Combined Company Common Stock (the “Trigger Event”), special meetings of the stockholders may be called at any time only by the chairperson of the Board or a resolution adopted by the affirmative vote of the majority of the then-serving members of the Board.	☐	☐	☐

Proposal 2F – To approve provisions permitting the holders of a majority of the outstanding shares of capital stock to remove a director from office only for cause from and after the Trigger Event.	☐	☐	☐

Proposal 2G – To approve provisions requiring the vote of at least two-thirds of the voting power of outstanding shares of capital stock to amend certain provisions of the Amended and Restated Certificate of Incorporation from and after the occurrence of the Trigger Event.	☐	☐	☐

Proposal 2H – To approve provisions requiring the vote of at least two-thirds of the voting power of outstanding shares of capital stock to amend certain provisions of the Amended and Restated Bylaws from and after the occurrence of the Trigger Event.	☐	☐	☐

Proposal 3 – The NASDAQ Proposal

To approve, for purposes of complying with applicable listing rules of the Nasdaq Stock Market, LLC, the issuance of more than 20% of the current total issued and outstanding common stock of the Company in connection with the consummation of the Business Combination.

	☐	☐	☐

Proposal 4 – The Director Election Proposal To approve the election of five directors.	For All Nominees	Withhold Authority for All Nominees	For All Except (see instructions below)
	☐	☐	☐
○ [_], as a Class I Director
○ [_], as a Class II Director
○ [_], as a Class I Director
○ [_], as a Class II Director
○ [_], as a Class III Director

Proposal 5 – The Equity Plan Proposal	☐	☐	☐
To approve the Trident Acquisitions Corp. 2021 Incentive Plan to be effective after consummation of the Business Combination.

Proposal 6 – The Adjournment Proposal	☐	☐	☐
To approve any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies in the event the Company does not receive the requisite stockholder vote to approve the Business Combination.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold